  As filed with the Securities and Exchange Commission on November 17, 1995
                                                     Registration No. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                            ENERGY VENTURES, INC.
           (Exact name of registrant as specified in its charter)


           DELAWARE                                      04-2515019
(State or other jurisdiction of                       (I.R.S Employer
incorporation or organization)                      Identification No.)


      5 POST OAK PARK, SUITE 1760
            HOUSTON, TEXAS                               77027-3415
(Address of Principal Executive Offices)                 (Zip Code)



                 ENERGY VENTURES, INC. AMENDED AND RESTATED
                   NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                          (Full title of the plan)

                           BERNARD J. DUROC-DANNER
                            ENERGY VENTURES, INC.
                         5 POST OAK PARK, SUITE 1760
                         HOUSTON, TEXAS  77027-3415
                   (Name and address of agent for service)

                               (713) 297-8400
        (Telephone number, including area code, of agent for service)

                            --------------------

                                With Copy to:

                               CURTIS W. HUFF
                         FULBRIGHT & JAWORSKI L.L.P.
                          1301 MCKINNEY, SUITE 5100
                          HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                            --------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED           REGISTERED                SHARE (1)                PRICE (1)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
 Common Stock,
  $1.00 par value           200,000 shares(2)             $20.50                  $4,100,000                $820
========================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on November 14, 1995.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Amended and Restated Non-Employee Director Stock Option Plan.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are hereby incorporated by reference in this Registration Statement:

            1. The Annual Report on Form 10-K of Energy Ventures, Inc., a Delaware corporation (the "Registrant"), for the fiscal year ended December 31, 1994;

            2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995; and

            3. The Registrant's Current Report on Form 8-K dated May 31, 1995, and Current Report on Form 8-K dated July 13, 1995, as amended by the Current Report on Form 8-K/A dated August 17, 1995; and

            4. The description of the Registrant's common stock, $1.00 par value, contained in a registration statement on Form 8-A (filed on May 19, 1994) and as amended by a registration statement on Form S-3 (Registration No. 33-61933), including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Uriel E. Dutton, a director of the Registrant, is a partner in the firm of Fulbright & Jaworski L.L.P.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the above described exceptions specified by Delaware law.

            Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. Messrs. David J. Butters, Eliot M. Fried and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute three of the eight members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters, Fried and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters, Fried and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

            Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters, Fried and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

            4.1 Certificate of Incorporation of the Registrant, as amended through May 22, 1991 (incorporated by reference to Exhibit No. 4.1 to the Registration Statement on Form S-3 (Reg. No. 33-40833)).

             4.2 By-laws as amended (incorporated by reference to Exhibit No. 3.2 to Form 10-K, File 0-7265, filed March 1, 1994).

             4.3 Indenture by and among the Registrant, certain subsidiaries of the Registrant and Chemical Bank, as trustee, dated March 15, 1994 (incorporated by reference to the Current Report on Form 8-K, File 0- 7265, filed April 5, 1994).

             4.4 First Supplemental Indenture by and among the Registrant, Prideco, Inc. and Chemical Bank, as trustee, dated as of June 30, 1995 (incorporated by reference to Exhibit No. 4.4 to the Registration Statement on Form S-3 (Reg. No. 33-61933)).

             4.5 Specimen 10 1/4% Senior Note due 2004 of the Registrant (incorporated by reference to the Current Report on Form 8-K, File 0-7265, filed April 5, 1994).

             5.1    Opinion of Fulbright & Jaworski L.L.P.

            23.1    Consent of Arthur Andersen LLP.

            23.2 Consent of Arthur Andersen LLP, with respect to the financial statements of Prideco, Inc.

            23.3    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                    5.1).

            24.1 Powers of Attorney (included on Page II-5 of this Registration Statement).

            As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.


ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 15, 1995.


                                        ENERGY VENTURES, INC.


                                        By:    /s/ Bernard J. Duroc-Danner
                                            -----------------------------------
                                                   Bernard J. Duroc-Danner
                                                 President, Chief Executive
                                                    Officer and Director
                                                (Principal Executive Officer)


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and James G. Kiley, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                                   Date
               ---------                                     -----                                   ----
  /s/ Bernard J. Duroc-Danner                 President, Chief Executive Officer              November 15, 1995
 ------------------------------------                    and Director
        Bernard J. Duroc-Danner                  (Principal Executive Officer)


       /s/ James G. Kiley                           Vice President, Finance                   November 15, 1995
 ------------------------------------                   and Treasurer
            James G. Kiley                       (Principal Financial Officer)



      /s/ Frances R. Powell                     Vice President, Accounting and                November 15, 1995
 ------------------------------------                     Controller
           Frances R. Powell                    (Principal Accounting Officer)


      /s/ David J. Butters                               Director and                         November 15, 1995
 ------------------------------------                Chairman of the Board
           David J. Butters



      /s/ Uriel E. Dutton                                  Director                           November 15, 1995
 ------------------------------------
            Uriel E. Dutton


       /s/ Eliot M. Fried                                  Director                           November 15, 1995
 ------------------------------------
            Eliot M. Fried



     /s/ Sheldon S. Gordon                                 Director                           November 15, 1995
 ------------------------------------
           Sheldon S. Gordon



     /s/ Sheldon B. Lubar                                  Director                           November 15, 1995
 ------------------------------------
           Sheldon B. Lubar


     /s/ Robert B. Millard                                 Director                           November 15, 1995
 ------------------------------------
           Robert B. Millard



      /s/ Robert A. Rayne                                  Director                           November 15, 1995
 ------------------------------------
            Robert A. Rayne

                                 EXHIBIT INDEX

    Exhibit                                                                                                     Page
     Number                                             Description                                            Number
    -------      -----------------------------------------------------------------------------------------     ------
      4.1        Certificate of Incorporation of the Registrant, as amended through May 22, 1991
                 (incorporated by reference to Exhibit No. 4.1 to the Registration Statement on Form S-3
                 (Reg. No. 33-40833)).

      4.2        By-laws as amended (incorporated by reference to Exhibit No. 3.2 to Form 10-K, File 0-
                 7265, filed March 1, 1994).

      4.3        Indenture by and among the Registrant, certain subsidiaries of the Registrant and
                 Chemical Bank, as trustee, dated March 15, 1994 (incorporated by reference to the
                 Current Report on Form 8-K, File 0-7265, filed April 5, 1994).

      4.4        First Supplemental Indenture by and among the Registrant, Prideco, Inc. and Chemical
                 Bank, as trustee, dated as of June 30, 1995 (incorporated by reference to Exhibit No.
                 4.4 to the Registration Statement on Form S-3 (Reg. No. 33-61933)).

      4.5        Specimen 10 1/4% Senior Note due 2004 of the Registrant (incorporated by reference to the Current Report on Form 8-K, File 0-7265, filed April 5, 1994).

      5.1        Opinion of Fulbright & Jaworski L.L.P.

     23.1        Consent of Arthur Andersen LLP.

     23.2        Consent of Arthur Andersen LLP, with respect to the financial statements of Prideco, Inc.

     23.3        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

     24.1        Powers of Attorney (included on Page II-5 of this Registration Statement).

         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.